Exhibit 10.14

FIRST AMENDMENT
TO
LICENSE AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”), made effective this 6th day of June, 2007 to that certain License Agreement by and between United Western Bancorp, Inc. (“Licensee”) and Legent Clearing LLC (“Licensor”) dated September 29, 2006 (“Agreement”).

WITNESSETH THAT:

WHEREAS, the parties hereto have entered into the Agreement for Licensor to provide to Licensee use of certain property; and

WHEREAS, Licensor and Licensee desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	Paragraph 2. will be deleted and replaced with the attached Paragraph 2. “Term. This License will have an initial term from October 1, 2006 to April 30, 2010.”

Made and executed this 6th day of June 2007.

Legent Clearing LLC
By: /s/ Frank McPartland
Name: Frank McPartland
Title: President & CEO

United Western Bancorp,Inc.
By: /s/ Jamie L. Yancy
Name: Jamie L. Yancy
Title: Chief Technology Officer